                             File No. [33-________]

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          PAN ENVIRONMENTAL CORPORATION

             (Exact name of registrant as specified in its charter)

                 DELAWARE                              91-1632888
                 (State or other                 (I.R.S. Employer
                 jurisdiction of                   Identification
                 incorporation or                            No.)
                 organization)



                            19239 Aurora Avenue North
                            Shoreline, WA 98133-3930
           (Address of principal executive office, including zip code)

                   VARIOUS EMPLOYMENT AND CONSULTANT CONTRACTS
                            (Full Title of the Plan)

                            Jerry Cornwell, President

                          PAN ENVIRONMENTAL CORPORATION
                            19239 Aurora Avenue North
                            Shoreline, WA 98133-3930
                                 (206) 546-9660
(Name, address, including zip code, telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE*

Title of Each Class of          Number of Shares     Proposed Maximum    Proposed Maximum     Registration
Securities to be                to be                Offering Price      Aggregate Offering   fee
Registered                      Registered           Per Share           Price

Common Stock, par value
$0.001                          490,250 Shares       $0.96875            $474,930             $140.10


* Computed in accordance with Rule 457 under the Securities act of 1933, as amended, solely for the purpose of calculating the registration fee and based on the average of the bid and asked prices reported by the national quotation bureau for over-the-counter trading for September 22, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         Not required to be filed.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Pan Environmental Corporation (the Company) with the Securities and Exchange Commission (the Commission) are incorporated by reference in this Registration Statement:


         1. The description of the Company's Class A Common Voting Equity Stock ("Common") on Form 8-A filed on February 3, 1994, as amended.

         2. The Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1997, December 31, 1996, December 31, 1995 and December 31, 1994.

         3. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, September 30, 1997, June 30, 1997, March 31, 1997, September 30, 1996, June 30, 1996, March
                  31 1996, September 30, 1995 and March 31, 1995.


         In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Certificate of Incorporation and Bylaws of the Company provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits:

         Exhibit No.   Description

         4.1 Restated Certificate of Incorporation of P.A.N. Environmental Services Corporation changing name to PAN Environmental Corporation filed with the State of Delaware on February 22, 1994. Incorporation by reference to Exhibit 3.2 of the Company's Form 8-K filed March 2, 1994 which is incorporated herein by reference.

         4.2 Bylaws of P.A.N. Environmental Services Corporation. Incorporation by reference to Exhibit 3.2 of the Company's January 31, 1993 10-K, which are incorporated herein by reference.

         4.3 Amended and Restated Bylaws of PAN Environmental Corporation. Incorporation by reference to Exhibit 3.4 of the Company's Form 8-K, filed March 2, 1994, which is incorporated herein by reference.

         5. Opinion of McGuire Woods Battle & Boothe LLP as to the validity of the original issuance of the securities being registered.*

         23.1     Consent of  William T. Butcher.*

         23.2     Consent of McGuire Woods Battle & Boothe LLP (included in
                  Exhibit 5).

         24.      Powers of Attorney (included as part of signature page).

         99.1 Letter Agreement dated August 28, 1998, between the Company and Forte Communications, Inc., under which 50,000 Common shares can be issued for services rendered.*

         99.2 Finder's Fee Agreement dated August 4, 1998, between the Company and Kaufman & Associates, Inc., under which 6,250 Common shares can be issued for services rendered. *

         99.3 Representation Agreement dated January 2, 1998, between the Company and Bristol Media Ltd., under which 96,000 Common shares can be issued for services rendered.*

         99.4 Agreement and Plan of Business Combination dated April 17, 1998, between the Company and Bristol Media Ltd., under which 50,000 Common shares can be issued for services rendered.*

         99.5 Consulting Agreement dated July 1, 1998, between the Company and Quality Tax Service, Inc., under which 28,000 Common shares can be issued for services rendered.*

         99.6 Employment Agreement dated July 1, 1998, between the Company and Jerry Cornwell, under which issued 120,000 Common shares can be issued for services rendered.*

         99.7 Employment Agreement dated July 1, 1998, between the Company and Clifford M. Johnston under which issued 100,000 Common shares can be issued for services rendered.*

         99.8 Employment Agreement dated July 1, 1998, between the Company and Judy Morton Johnston under which issued 40,000 Common shares can be issued for services rendered.*

         * Filed Herewith.

Item 9.  Undertakings.

         (a).     The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i)     To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

         (b). The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c). Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes the agent for service named in the registration statement as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and file all amendments and post effective amendments to the registration statement, and the Company hereby confers like authority to sign and file on its behalf.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shoreline, Washington, on SEPT. 30, 1998.


                          Pan Environmental Corporation



                               /s/ JERRY CORNWELL
                  --------------------------------------------
                                by Jerry Cornwell
                  President, Chief Executive Officer, Director



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on SEPT. 30, 1998.



          /s/ JERRY CORNWELL
--------------------------------------------
Jerry Cornwell
President, Chief Executive Officer, Director


          /s/ CLIFFORD M. JOHNSTON
--------------------------------------------
Clifford M. Johnston
Vice President and Chief Financial Officer


          /s/ KENNETH A. BURNS
--------------------------------------------
Kenneth A. Burns
Secretary/Treasurer, Director

                                  Exhibit Index


         4.1 Restated Certificate of Incorporation of P.A.N. Environmental Services Corporation changing name to PAN Environmental Corporation filed with the State of Delaware on February 22, 1994. Incorporation by reference to Exhibit 3.2 of the Company's Form 8-K filed March 2, 1994 which is incorporated herein by reference.

         4.2 Bylaws of P.A.N. Environmental Services Corporation. Incorporation by reference to Exhibit 3.2 of the Company's January 31, 1993 10-K, which are incorporated herein by reference.

         4.3 Amended and Restated Bylaws of PAN Environmental Corporation. Incorporation by reference to Exhibit 3.4 of the Company's Form 8-K, filed March 2, 1994, which is incorporated herein by reference.

         5. Opinion of McGuire Woods Battle & Boothe LLP as to the validity of the original issuance of the securities being registered.*

         23.1     Consent of  William T. Butcher.*

         23.2     Consent of McGuire Woods Battle & Boothe LLP (included in
                  Exhibit 5).

         24.      Powers of Attorney (included as part of signature page).

         99.1 Letter Agreement dated August 28, 1998, between the Company and Forte Communications, Inc. under which 50,000 Common shares can be issued for services rendered.*

         99.2 Finder's Fee Agreement dated August 4, 1998, between the Company and Kaufman & Associates, Inc., under which 6,250 Common shares can be issued for services rendered. *

         99.3 Representation Agreement dated January 2, 1998, between the Company and Bristol Media Ltd., under which 96,000 Common shares can be issued for services rendered.*

         99.4 Agreement and Plan of Business Combination dated April 17, 1998, between the Company and Bristol Media Ltd., under which 50,000 Common shares can be issued for services rendered.*

         99.5 Consulting Agreement dated July 1, 1998, between the Company and Quality Tax Service, Inc., under which 28,000 Common shares can be issued for services rendered.*

         99.6 Employment Agreement dated July 1, 1998, between the Company and Jerry Cornwell, under which issued 120,000 Common shares can be issued for services rendered.*

         99.7 Employment Agreement dated July 1, 1998, between the Company and Clifford M. Johnston under which issued 100,000 Common shares can be issued for services rendered.*

         99.8 Employment Agreement dated July 1, 1998, between the Company and Judy Morton Johnston under which issued 40,000 Common shares can be issued for services rendered.*